EXHIBIT 99.1


            Simtrol Signs Agreement with Acacia Research Corporation

            Companies Partner to Monetize Simtrol's Patent Portfolio

NORCROSS, GA - FEBRUARY 21, 2006 - (Business Wire) Simtrol, Inc. (OTCBB: SMRL), a designer and developer of Windows-based control software solutions that enable enterprise-wide command, control, monitoring, diagnostics and scheduling of otherwise incompatible devices including audiovisual ("AV"), security and other communication assets, today announced that it has sold its patents for remote video camera technology to Acacia Research Corporation (Nasdaq: ACTG;CBMX), a leader in technology licensing. The patents relate to remote control of video cameras and other devices used in areas such as videoconferencing and surveillance systems. The uses of the patented technology include improved remote management of video camera functions such as pan, tilt, and focus, and improved device control in a networked videoconferencing system.

Simtrol Chief Executive Officer, Rick Egan, commented: "We are very pleased to monetize part of our intellectual property with this transaction. Simtrol invested significant research and development resources into our pioneering videoconferencing efforts in the 1990's and we believe there are a number of instances of companies utilizing this technology. Because we do not have dedicated, in-house resources to pursue these opportunities, we decided to team with Acacia to develop mutually beneficial license agreements with these companies."

Acacia Chief Executive Officer Paul Ryan stated: "We are excited to partner with Simtrol. This marks the 40th patent portfolio Acacia controls and the 7th new patent portfolio Acacia has acquired in the past three months. This rapid growth in our new portfolios demonstrates the unmet need that Acacia is serving for inventors and small companies who are unable to effectively license their valuable patents."


ABOUT SIMTROL

Simtrol, Inc. is a designer and developer of Windows-based software solutions that enable the command, control, and monitoring of otherwise incompatible devices including audiovisual, security and other communication assets for corporate, educational, and government enterprises. The Company's device control product, ONGOERTM provides control for devices by enabling a PC to become a robust and reliable control platform that is easy to configure, easy to program, and easy to use. OnGuard, the Company's asset management product, provides remote, server-based proactive monitoring, management and diagnostics as it collects real-time information from ONGOER installations to provide instant status, control, notification, and reporting functions.

For more information about Simtrol, please visit www.simtrol.com.

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ABOUT ACACIA RESEARCH CORPORATION
Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The Acacia Technologies group develops, acquires, and licenses patented technologies. Acacia controls 40 patent portfolios, which include over 150 U.S. patents, and certain foreign counterparts, covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT(R)), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, hearing aid ECS, image resolution enhancement, interactive data sharing, interactive television, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, network data storage, resource scheduling, rotational video imaging, spreadsheet automation, user activated Internet advertising and web conferencing & collaboration software.

The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins. The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia
Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

For more information about Acacia, please visit: www.acaciaresearch.com
                                                 ----------------------

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; (iv) the Company's new or future product offerings. The words "may," "would," "could," "will," "expect," "estimate," "anticipate," "believe," "intend," "plans," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are liquidity and other capital resources issues, fluctuations in its quarterly results, competition and the other factors discussed in detail in the Company's filings with the Securities and Exchange Commission.

      ONGOER is a trademark of Simtrol. All other brands, logos, products or company names are the copyrights and/or trademarks of their respective holders.